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                                                                   EXHIBIT 10.61

                                   ASSIGNMENT

         ASSIGNMENT made this 9th day of June, 2003 by Robert J. Siverd ("Assignor") to GENERAL CABLE CORPORATION, a Delaware corporation with its principal place of business at 4 Tesseneer Drive, Highland Heights, Kentucky ("Assignee").

                                    RECITALS

         WHEREAS, Assignor issued a Promissory Note (the "Note") to Assignee on November 2, 1998 in the principal amount of Four Hundred Twelve Thousand Seven Hundred Nineteen Dollars and 01 cents ($412,719.01); and

         WHEREAS, Assignor is the owner of record of 21,193 shares of common stock of the Assignee, purchased by Assignor under Assignee's Stock Loan Incentive Plan (the "Purchased Shares"); and

         WHEREAS, Assignor and Assignee entered into a Restricted Stock Unit Agreement on November 2, 1998 (the "RSUA"), pursuant to which the Assignor agreed to issue to Assignor 21,193 shares of Assignee's common stock (the "RSUs"); and

         WHEREAS, Assignor wishes to sell, assign and transfer the Purchased Shares to Assignee, and to assign to Assignee its rights under the RSUA, both in partial payment of amounts outstanding under the Note, and Assignee is willing to accept such assignments and partial payment.

         NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the parties hereby agree as follows:

         1. TRANSFER. Assignor hereby sells, transfers and assigns the Purchased Shares unto the Assignee. In exchange, Assignee agrees to reduce the amount outstanding under the Note by $108,508.

         2. ASSIGNMENT. Assignor hereby assigns to Assignee all of Assignor's interests under the RSUA, including without limitation the right to receive the RSUs. In exchange, Assignee agrees to reduce the amount outstanding under the Note by $108,508.

         3. RSUS AND PURCHASED SHARES. The Purchased Shares and the RSUs are uncertificated. Assignor hereby names any officer of Assignee as its attorney, with full power of substitution, for the purpose of transferring the Purchased Shares and the RSUs to Assignee on the Assignee's books. Assignee shall also execute any other documents requested by Assignee, including letters of authorization, to effectuate the transfer.

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         4.   RSUA. The RSUA shall be deemed terminated by this assignment, and each party grants the other a full and complete release of all claims, whether past, present or future, that it might have arising out of the RSUA.

         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:                                 GENERAL CABLE CORPORATION

/s/ Robert J. Siverd                      By: /s/ Christopher F. Virgulak
----------------------                        ----------------------------------
Name: Robert J. Siverd                    Name: Christopher F. Virgulak
                                          Title:Executive Vice President

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